Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information and to the use of our report dated July 26, 2011 relating to db-X 2010 Target Date Fund, db-X 2020 Target Date Fund, db-X 2030 Target Date Fund, db-X 2040 Target Date Fund, and db-X In-Target Date Fund (formerly, TDX Independence 2010 Exchange-Traded Fund, TDX Independence 2020 Exchange-Traded Fund, TDX Independence 2030 Exchange-Traded Fund, TDX Independence 2040 Exchange-Traded Fund, and TDX Independence In-Target Exchange-Traded Fund (the five funds comprising “db-X Exchange Traded Funds Inc.”) for the fiscal year ended May 31, 2011 which are incorporated by reference in this Post Effective Amendment No. 6 Registration Statement (Form N-1A No. 333-139872) of db-X Exchange Traded Funds Inc.

New York, New York

September 27, 2011